Exhibit 99.1
News Release

Release:	Immediate	Contact:	Ronda J. Williams
312-706-3232

Oil-Dri Announces Annual Meeting and Record Date

CHICAGO – September 25, 2008 – Oil-Dri Corporation of America (NYSE: ODC) will hold its Annual Meeting of Stockholders on Tuesday, December 9, 2008.

The meeting will be held at 10:30 a.m. (Central Time) at the Standard Club, 320 South Plymouth Court, Chicago, Illinois. The record date for voting eligibility at the Annual Meeting is October 15, 2008.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.